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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 333-64484, 333-74098-1, 333-107312,
and 333-104812), Form S-4/A (Registration No. 333-66592), Form S-3 (No.
333-104808) and Form S-3/A (Registration No. 333-74884) of our report dated March 2, 2004, relating to the consolidated financial statements of AT&T Wireless Services, Inc. and subsidiaries, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 2, 2004 relating to the consolidated financial statement schedules which appears in this Form 10-K.

Seattle, Washington
March 2, 2004